UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 7, 2008
Date of report (Date of earliest event reported)
ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	001-33209 333-124944	61-1478870 30-0283143

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hayward Street, Quincy, Massachusetts	02171

(Address of principal executive offices)	(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2008, the Personnel & Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altra Holdings, Inc., a Delaware corporation (the “Company”), approved the 2008 compensation for the following executive officers after a review of competitive market data. For the year 2008, the executive officers will receive base salaries and grants of restricted common stock as set forth below. The restricted stock awards have a grant date of February 7, 2008 and will vest in equal installments on September 1, 2008, September 1, 2009, September 1, 2010 and September 1, 2011, respectively.

Officer	2007 Base	2008 Base		Percentage	Number of	Stock Cash Value
	Salary	Salary		Increase	Shares Granted	at Time of Grant

Michael L. Hurt	$475,000	$580,000	(1)	22.1%	64,018	$870,000
Carl R. Christenson	$325,000	$367,250	(1)	13.0%	27,024	$367,250
Christian Storch	$340,000	$340,000		—	(2)	(2)
Gerald Ferris	$200,000	$206,000	(1)	3.0%	5,305	$71,200
Edward L. Novotny	$195,000	$200,850	(1)	3.0%	2,956	$40,170

(1)	Increase is retroactive to January 1, 2008.

(2)	Mr. Storch did not receive an award of restricted stock. As previously disclosed, Mr. Storch received an award of 55,000 shares of restricted stock in connection with the commencement of his employment with the Company on December 14, 2007.
Further, stock ownership guidelines have been established for Altra’s six (6) senior executives, Mssrs. Hurt, Christenson, Storch, Ferris, Craig Schuele and Timothy McGowan. As Chairman and CEO, Mr. Hurt should retain the value of Altra stock and/or cash value of his personal 401(k) account to be equivalent to five (5) times his base annual salary. As President & COO, Mr. Christenson should retain the value of Altra stock and/or cash value of his personal 401(k) account to be equivalent to three (3) times his base annual salary. As CFO, Mr. Storch should also retain the value of Altra stock and/or cash value of his personal 401(k) account to be equivalent to three (3) times his base annual salary. As VP — Global Sales, VP — Marketing and Business Development and VP of Human Resources, Mssrs. Ferris, Schuele and McGowan respectively should retain the value of Altra stock and/or cash value of their 401(k) account to be equivalent to one (1) time their base annual salary. All of these executives have a five (5) year period to accumulate these specific values.
The Compensation Committee also approved the 2008 target bonus percentage amounts for the above executive officers. Messrs. Hurt, Christenson, Storch, Novotny and Ferris may be entitled to receive a cash bonus equal to 75%, 60%, 50%, 50% and 35% of their 2008 base salary, respectively, subject to upward or downward adjustment by the Compensation Committee based on their respective individual and the Company’s performance in 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.
By:	/s/ Carl R. Christenson
	Name:	Carl R. Christenson
	Title:	President and Chief Operating Officer
Date: February 13, 2008
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion, Inc.
By:	/s/ Carl R. Christenson
	Name:	Carl R. Christenson
	Title:	President and Chief Operating Officer
Date: February 13, 2008